UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

INSEEGO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9710 Scranton Road, Suite 200

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 812-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 28, 2024, Inseego Corp. (“Inseego” or the “Company”) entered into a series of agreements, as part of its overall capital structure management to reduce its total debt and restructure its outstanding 3.25% convertible notes due 2025 (the “2025 Notes”). As part of this initiative, pursuant to the agreements summarized below, the Company executed three transactions that, together, involved the three largest noteholders and approximately $125 million face value or 80% of the 2025 Notes, as follows: (1) Convertible Debt Repurchase: the Company agreed to purchase for cash, all of the $45.9 million in face value of the 2025 Notes held by certain entities managed by Highbridge Capital Management, LLC (such entities, “Highbridge”), the second largest noteholder, at a discount of 30% to face value; (2) Repurchase Loan: to finance a portion of the Convertible Debt Repurchase, the Company entered into a $19.5 million loan from (i) South Ocean Funding, LLC (“South Ocean”), which is an affiliate of Golden Harbor Ltd. (“Golden Harbor”) and Tavistock Financial, LLC, and (ii) certain participant lenders (the “Participating Lenders”); and (3) Convertible Debt Exchange: the Company entered into binding term sheets to exchange $80 million of face value that represents all of the 2025 Notes held by North Sound Partners and Golden Harbor Ltd. (the “Noteholders”), the largest and third-largest bondholders, respectively, for the same 30% discount as the Highbridge Notes purchase, for a combination of new long-term debt and equity.

Convertible Debt Repurchase Agreement

On June 28, 2024, pursuant to privately-negotiated repurchase agreements (the “Repurchase Agreements”) with Highbridge, Inseego agreed to repurchase an aggregate of approximately $45.9 million in principal amount of 2025 Notes held by Highbridge (the “Highbridge Notes”), representing all of Highbridge’s holdings of 2025 Notes, for $32.1 million in cash, or $700 per $1,000 face value bond, plus accrued interest. This purchase transaction is expected to close on or about July 1, 2024.

The foregoing description of the Repurchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Repurchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Loan Agreement

Also on June 28, 2024, the Company entered into a Loan and Security Agreement (the “Loan Agreement”), among South Ocean, as lender (“Lender”), the Participating Lenders, the Company, as borrower, and Inseego Wireless, Inc., a Delaware corporation (“Inseego Wireless”), and Inseego North America LLC, an Oregon limited liability company (“Inseego North America”), as guarantors. The Loan Agreement establishes a senior secured $19.5 million loan facility (the “Loan”) under which the Company borrowed the $19.5 million on June 28, 2024 to partially fund the Company’s repurchase of the Highbridge Notes.

The Company’s obligations under the Loan Agreement are guaranteed by two of the Company’s wholly-owned subsidiaries, Inseego Wireless and Inseego North America (collectively, the “Guarantors”, and together with the Company, the “Loan Parties”). Subject to the requirements of the Loan Agreement, certain of the Company’s other subsidiaries may become guarantors and Loan Parties of the Loan Agreement after closing. The Loan Parties’ obligations under the Loan Agreement are secured by a continuing security interest in substantially all property of each Loan Party, subject to certain Excluded Collateral (as defined in the Loan Agreement).

The Loan matures on September 30, 2024, provided that the Company may request an extension of the maturity date of up to six months, to March 31, 2025, which the Lender and each Participating Lender may grant or deny with respect to each of their respective portions of the Loan. Borrowings under the Loan will bear interest at 12.0% per annum. Upon any repayment or prepayment of the amounts borrowed under the Loan (including at maturity), the Company will be required to pay an exit fee equal to 4.0% of the aggregate principal amount prepaid or repaid.

The Loan Agreement contains certain customary covenants, which include, but are not limited to, restrictions on indebtedness, liens, fundamental changes, restricted payments, asset sales, and investments, and places limits on various other payments. The Loan Agreement contains certain customary provisions with respect to the definition of, and remedies with respect to, events of default.

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Also on June 28, 2024, as part of the Loan Agreement, the Participating Lenders contributed an aggregate of $3.0 million of participation interests in the Loan Agreement (the “Participation Interests”). The Participating Lenders consist of Philip Brace, the Company’s Executive Chairman, who acquired a $1.0 million Participation Interest, and North Sound Ventures, LP, which acquired a $2.0 million Participation Interest in the $19.5 million Loan.

In connection with entering into the Loan Agreement, the Company paid an arrangement and administration fee of $150,000 to the Lender.

In connection with the Loan Agreement, the Company issued to the Lender and the Participating Lenders warrants (the “Loan Warrants”) to purchase an aggregate of 550,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Loan Warrants have an exercise price of $12.12 per share of Common Stock, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions. The Loan Warrants will expire four years from the date of issuance, are exercisable on a cash basis, and contain customary registration rights with respect to the shares of Common Stock issuable upon exercise of the Loan Warrants.

As of the date hereof, affiliates of each of Lender and North Sound Ventures, LP may be deemed to beneficially own more than 5% of the Company’s outstanding Common Stock. James B. Avery, a member of the Company’s Board of Directors, currently serves as Senior Managing Director of Tavistock Group, an affiliate of Lender.

The foregoing descriptions of the Loan Agreement and the Loan Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Agreement and the Form of Warrant Agreement, copies of which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K, respectively.

Convertible Debt Exchange Term Sheets

Also as part of the Company’s debt reduction and 2025 Notes restructuring transactions executed on June 28, 2024, the Company entered into separate binding Exchange Term Sheets with respect to privately-negotiated exchanges (each, an “Exchange Agreement”) of $80 million face value of the 2025 Notes held by the Noteholders for a combination of long-term debt and equity. Pursuant to each respective Exchange Agreement, each of the Noteholders has agreed to exchange the 2025 Notes that they currently hold at the same discounted price of $700 per $1,000 face value as the Highbridge Notes were purchased, for an aggregate of (i) approximately 2.4 million shares of Common Stock, (ii) $31.8 million in principal amount of new long-term senior secured notes (the “New Notes”), and (iii) warrants to purchase an aggregate of approximately 1.5 million shares of Common Stock (the “Exchange Warrants”) to be issued in concurrent private placement transactions (the “Exchange Transactions”). The Exchange Agreements expire on December 31, 2024, and it is anticipated that the Exchange Transactions will be consummated by that time.

The New Notes to be issued in the Exchange Transactions will bear interest at 9.0% per annum, be paid in cash, in arrears, and on a semi-annual basis, and will have a maturity date of May 1, 2029. The New Notes will be secured by a first priority lien on substantially all of Company’s assets. The documentation of the New Notes will consist of (i) an indenture (the “New Notes Indenture”), (ii) the form of New Notes, (iii) a pledge and security agreement, and (iv) such other documents that may be reasonably necessary to consummate the Exchange Transactions. The New Notes Indenture will include the same covenants as those contained in the indenture for the 2025 Notes plus standard covenants relating to collateral.

The Exchange Warrants will have an exercise price of $12.12 per share of Common Stock, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions. The Exchange Warrants will expire four years from the date of issuance and will be exercisable on a cash basis.

In connection with the Exchange Transactions, the Company has agreed to grant customary registration rights to the Noteholders, pursuant to which the Company will agree to file a registration statement with the Commission, within six months following the closing date of the Exchange Transactions, in order to effect a registration for the resale by the Noteholders of the shares of Common Stock issuable in the Exchange Transactions, and any shares of Common Stock issuable upon exercise of the Exchange Warrants.

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As of the date hereof, affiliates of each of Golden Harbor Ltd. and North Sound Partners may be deemed to beneficially own more than 5% of the Company’s outstanding Common Stock. James B. Avery, a member of the Company’s Board of Directors, currently serves as Senior Managing Director of Tavistock Group, an affiliate of Golden Harbor Ltd.

Consummation of the Exchange Transactions is subject to, among other things, the drafting, execution and delivery of one or more final agreements reflecting the terms contained in the Exchange Agreements and other customary and mutually acceptable terms and conditions, which agreements the Company and the Noteholders have agreed to negotiate in good faith. There can be no assurance that the Exchange Transactions will be consummated on the terms set forth in the Exchange Agreements, or at all.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreements, copies of which are filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this current report is incorporated by reference into this Item 2.03.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the Loan Agreement, the Company is subject to certain restrictions on its ability to pay dividends or make other distributions or payments on account of any redemption, retirement or purchase of any capital stock. The information regarding such restrictions set forth in Item 1.01 and in the Loan Agreement incorporated by reference therein is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2024, Stephanie Bowers resigned as a member of the board of directors (the “Board”) of the Company, including from her position on the Nominating and Corporate Governance Committee, effective immediately. Ms. Bowers’ resignation was for personal reasons and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Ms. Bowers’ resignation, the Board determined to accelerate the vesting of 21,551 unvested restricted stock units that are scheduled to vest on September 5, 2024.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are filed with this report:

10.1	Form of Repurchase Agreement dated June 28, 2024 between Inseego Corp. and certain entities managed by Highbridge Capital Management, LLC.
10.2	Loan and Security Agreement dated June 28, 2024 among South Ocean Funding, LLC, as lender, certain participant lenders, Inseego Corp., as borrower, and Inseego Wireless, Inc. and Inseego North America LLC, as guarantors.
10.3	Form of Common Stock Purchase Warrant.
10.4	Exchange Term Sheet dated June 28, 2024 between Inseego Corp. and Golden Harbor Ltd.
10.5	Exchange Term Sheet dated June 28, 2024 between Inseego Corp. and North Sound Partners.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.
By: /s/ Steven Gatoff
Name: Steven Gatoff Title: Chief Financial Officer

Date:  July 1, 2024

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